UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2025
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RTX CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-00812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Wilson Blvd.,	Arlington,	Virginia	22209
(Address of principal executive offices, including zip code)

(781)	522-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	RTX	New York Stock Exchange
(CUSIP 75513E 101)
2.150% Notes due 2030	RTX 30	New York Stock Exchange
(CUSIP 75513E AB7)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Item 8.01. Other Events.
On November 7, 2025, RTX Corporation (the “Company”) initiated a buy-out conversion of a group annuity contract purchased by the RTX Consolidated Pension Plan (the “Plan”) from The Prudential Insurance Company of America (“Prudential”). The transaction will result in the transfer of approximately $2.5 billion of gross pension obligations from the Plan to Prudential.
Assets from the Plan’s trust were previously used to purchase a group annuity contract with a buy-out conversion option with no additional funding contribution required by RTX. Upon completion of the buy-out, Prudential will assume the obligation and administrative responsibility for retirement benefits owed to approximately 60,000 Plan retirees and beneficiaries (the “Transferred Participants”) which represents approximately one-third of retirees and beneficiaries in the Plan. There will be no change to the amount of benefits payable to the Transferred Participants as a result of the transaction.
The transaction will not diminish the Plan’s funded status. In connection with the transaction, the Company expects to recognize a one-time, non-cash pretax pension settlement charge of approximately $300 million in the fourth quarter of 2025. The actual impact will depend on finalization of the actuarial and other assumptions. The transaction is subject to customary closing conditions and is expected to close by December 30, 2025.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid, and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track,” “designed to, ” “commit,” “commitment” and other words of similar meaning. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to, the successful closing of the transaction within the estimated timeframe, the financial impact of the annuity contract, including without limitation, the funding status of the Plan, the settlement charge and future Plan contributions. The forward-looking statements speak only as of the date of this Current Report or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. For additional information on identifying factors that may cause actual results to differ materially from those stated in forward-looking statements, see the reports of the Company filed with or furnished to the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTX CORPORATION
(Registrant)

Date: November 13, 2025	By:	/s/ NEIL G. MITCHILL JR.
Neil G. Mitchill Jr.
Executive Vice President and Chief Financial Officer